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                                     BILL OF SALE


THIS BILL OF SALE is made as of the 12 day of November, 1999


BETWEEN:

          WESTBEACH CANADA ULC, a corporation organized and existing under the laws of Nova Scotia and extraprovincially registered in British Columbia

          (the "Vendor")


AND:

          WESTBEACH SPORTS INC., a company organized and existing under the laws of British Columbia

          (the "Purchaser")


          WHEREAS:

A. Pursuant to an agreement dated November 12, 1999 (the "Asset Purchase Agreement") between the Vendor and the Purchaser, the Vendor agreed to absolutely sell, assign, transfer and set over to the Purchaser and the Purchaser agreed to accept such sale, assignment and transfer from the Vendor, as a going concern, the undertaking and all of the right, title and interest of the Vendor in and to the property and assets located at the Premises owned by the Vendor or to which the Vendor is entitled and belonging to and used in the Purchased Business of every kind and description except as may be provided for in the Asset Purchase Agreement.

B. Unless otherwise defined herein, each capitalized term shall have the meaning ascribed thereto in the Asset Purchase Agreement.

          IN CONSIDERATION OF good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Vendor hereby bargains, sells, assigns and transfers over unto the Purchaser all of the Vendor's right, title and interest in and to the following:

     (a) all equipment, computer equipment, computer software, furniture, furnishings, kiosks, accessories and supplies of all kinds owned by the Vendor and used in connection with the Purchased Business, including but not limited to the items listed in Schedule 3.1(l) of the Asset Purchase Agreement, which schedule is attached hereto;

     (b)  all Inventories;

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     (c)  all Leases;

     (d) all leasehold improvements, fixtures, counters, racks and displays in the Premises;

     (e)  all Trademarks;

     (f)  the goodwill of the Purchased Business; and

     (g) all other property and assets of the Purchased Business, moveable and immovable, real and personal, tangible or intangible, of every kind and description and wheresoever situate including, without limitation, the full benefit of all representations, warranties, guarantees, indemnities, undertakings, certificates, covenants, agreements and all security therefor received by the Vendor on the purchase or other acquisition of any part of the Purchased Assets;

to and for the Purchaser's sole and only use forever.

          This Bill of Sale is delivered pursuant to the Asset Purchase Agreement and is delivered and accepted on the basis that this Bill of Sale merely implements the transactions contemplated by the Asset Purchase Agreement and does not in any way create or impose any new rights or obligations on, and does not in any way lessen or abrogate any existing rights or obligations of or in favour of any party, all of which rights or obligations shall survive the execution and delivery of this Bill of Sale.

          This Bill of Sale shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

          This Bill of Sale shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

          This Bill of Sale may be signed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date set forth above.

          IN WITNESS WHERE OF the parties have executed this Agreement as of the day and year first above written.

WESTBEACH CANADA ULC




Per: /s/Blair Mullin
     ------------------------
                             Authorized Signatory

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WESTBEACH SPORTS INC.


Per: /s/John Textor
     ------------------------
                             Authorized Signatory